Exhibit 99.1

ISSUE RELEASE:	INVESTOR CONTACT:	Trina Schurman
Wednesday, February 21, 2018 at 1:30pm PST		Nordstrom, Inc.
206-303-6503

	MEDIA CONTACT:	Gigi Ganatra Duff
Nordstrom, Inc.
(206) 303-3030

Nordstrom Board of Directors Approves Quarterly Dividend
SEATTLE – February 21, 2018 – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of 37 cents per share payable on March 20, 2018, to shareholders of record at the close of business on March 5, 2018.
ABOUT NORDSTROM
Nordstrom, Inc. is a leading fashion retailer based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 366 stores in 40 states, including 122 full-line stores in the United States, Canada and Puerto Rico; 232 Nordstrom Rack stores; two Jeffrey boutiques; two clearance stores; seven Trunk Club clubhouses; and its Nordstrom Local service concept. Additionally, customers are served online through Nordstrom.com, Nordstromrack.com, HauteLook and TrunkClub.com. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.

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